UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

WCA Waste Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification number)

One Riverway, Suite 1400 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 292-2400

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 23, 2012, WCA Waste Corporation (the “Company”) made available presentation materials used by the Company at a presentation to potential lenders in connection with the arrangement of a $375,000,000 senior secured credit facility (the “Credit Facility”). An excerpt of the presentation materials is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Credit Facility will be used in connection with the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 21, 2011, by and among Cod Intermediate, LLC, a Delaware limited liability company, indirectly owned by Macquarie Infrastructure Partners II U.S., L.P., a Delaware limited partnership (“MIP II US”) and Macquarie Infrastructure Partners II International, L.P., a Delaware limited partnership (“MIP II International” and, together with MIP II US, the “Investor Group”), Cod Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Cod Intermediate, LLC and the Company, as amended from time to time (the “Merger Agreement”).

Non-GAAP Financial Measures

The attached Exhibit 99.1 contains non-GAAP financial measures. Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is adjusted EBITDA. EBITDA, as commonly defined, refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense (including write-off of deferred financing costs and debt discount), (gain) loss on early extinguishment of debt, impact of interest rate swap agreements, income tax expense, depreciation and amortization, impairment of goodwill, net (gain) loss on early disposition of notes receivable/payable, and merger and acquisition related expenses. We also use these same measures when evaluating potential acquisition candidates. For purposes of Exhibit 99.1 and our lender presentation, we have included pro forma adjusted EBITDA which further adjusts for non-cash accretion and stock compensation expense and excludes EBITDA from the sale of the North and South Carolina assets.

We believe that adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•

it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•

it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and

•

it helps investors identify items that are within our operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses adjusted EBITDA:

•

as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•

as one method to estimate a purchase price (often expressed as a multiple of EBITDA or adjusted EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA or adjusted EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;

•	in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;

•	in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;

•	as a component of incentive cash and restricted stock bonuses paid to our executive officers and other employees;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, lenders, and others concerning our financial performance.

Cautionary Statement Concerning Forward-Looking Information

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “trend,” “may,” “annualized,” “should,” “outlook,” “project,” “intend,” “seek,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “continue,” “goal,” or “opportunity,” the negatives of these words, or similar words or expressions. The forward-looking statements made herein are only made as of the date of this filing and we undertake no obligation to publicly update such forward looking statements to reflect subsequent events or circumstances. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, such as the possibility that the proposed transaction does not close, including, but not limited to, due to a failure to satisfy the closing conditions, the failure of the stockholders of WCA to approve the proposed transaction, the possibility that WCA will not obtain necessary regulatory approvals to consummate the proposed transaction and other risk factors detailed in the reports filed with the SEC by WCA.

Additional Information and Where to Find It

The Company has filed with the SEC a Definitive Proxy Statement and other relevant materials in connection with the Merger Agreement. The Definitive Proxy Statement was sent or given to the stockholders of WCA on or about February 8, 2012. Before making any voting or investment decision with respect to the merger, stockholders are urged to read the Definitive Proxy Statement and other relevant materials because they contain important information about the merger. The Definitive Proxy Statement and other relevant materials, and any other documents filed by WCA with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at WCA’s website at www.wcaa.com. The information on WCA’s website is not part of this filing, and therefore it not incorporated by reference.

Participants in Solicitation

WCA and each of its executive officers, directors and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from WCA’s stockholders in favor of the proposed transaction. A list of the names of WCA’s executive officers and directors and a description of their respective interests in WCA are set forth in WCA’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and the Definitive Proxy Statement and other relevant materials filed with the SEC in connection with the merger. Certain executive officers and directors of WCA have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction are described in the Definitive Proxy Statement relating to the merger.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on January 3, 2012, WCA Waste Corporation (the “Company”) received a Nasdaq Staff Determination Letter stating that the Staff had concluded that the Company, by not holding its 2011 annual meeting by December 31, 2011, had not solicited proxies for, or held, its annual meeting within the time frame allowed under Listing Rules 5620(a) and 5620 (b) and accordingly, determined to initiate procedures to delist the Company’s securities from The Nasdaq Stock Market (“Nasdaq”).

The Company requested a hearing with the Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff’s determination, which request stayed the suspension of the Company’s common stock. The hearing was held on February 9, 2012. At the hearing, the Company presented a plan to regain compliance with Listing Rules 5620(a) and 5620(b) and requested that the Panel allow it additional time within which to regain compliance.

On February 21, 2012, the Company received a letter notifying it that the Panel granted the Company’s request for continued listing on Nasdaq, subject to the condition that, on or before May 31, 2012, the Company must have solicited proxies and held its annual meeting. To fully comply with the terms of this exception, the Company must also be able to demonstrate compliance with all requirements for continued listing on Nasdaq. If the Company is unable to do so, its securities may be delisted from Nasdaq.

Item 9.01	Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit Number	Description

99.1	Excerpt of Lender Presentation dated February 23, 2012 of WCA Waste Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: February 23, 2012	/s/ Michael A. Roy
Michael A. Roy
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Excerpt of Lender Presentation dated February 23, 2012 of WCA Waste Corporation